EQUITY LIFESTYLE PROPERTIES, INC.
1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 10, 2016)

TABLE OF CONTENTS
Section		Page Number
1	Purpose	3
2	Definitions	3
3	Administration	4
4	Participation	5
5	Contributions	5
6	Purchase of Stock	6
7	Delivery	6
8	Designation of Beneficiary	7
9	Transferability and Dispositions	7
10	Securities Registration	7
11	Compliance with Rule 16b-3	7
12	Amendment or Termination	7
13	Notices	8
14	Service	8
15	Employment Transfers	8
16	Approval of Shareholders	8
17	Changes in Capital Structure	8
18	Headings, References and Construction	8
19	RESTATEMENT	9

1.     Purpose

The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee and each Eligible Director in the belief that such stock ownership will increase his or her interest in the success of ELS so that they may share in the results of ELS's operations.

2.     Definitions

2.1    The term "Account" shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Stock under this Plan.

2.2    The term "Beneficiary" shall mean the person designated as such in accordance with Section 8.

2.3    The term "Board" shall mean the Board of Directors of ELS.

2.4    The term "Closing Price" (a) for the first day of any Purchase Period shall mean the closing price for a share of Stock for such day as reported by the New York Stock Exchange or in any publication selected by the Committee or, if no such closing price is so reported for such day, the first closing price which is so reported after such day or, if no such closing price is so reported during the two week period which begins on the first day of such Purchase Period, the fair market value of a share of Stock as determined as of the first day of such Purchase Period by the Committee and (b) for the last day of a Purchase Period shall mean the closing price for a share of Stock for such day as reported by the New York Stock Exchange or in any publication selected by the Committee or, if no such closing price is so reported for such day, the last such closing price which is so reported before such day or, if no such closing price is so reported during the two week period which ends on the last day of such Purchase Period, the fair market value of a share of Stock as determined as of the last day of such Purchase Period by the Committee.

2.5    The term “Code” means the Internal Revenue Code of 1986, as amended.

2.6    The term "Committee" shall mean the Compensation, Nominating and Corporate Governance Committee of the Board.

2.7    The term "Election" shall mean the action which an Eligible Director or Eligible Employee shall be required to properly and timely take in order to make any of the elections available to an Eligible Director or Eligible Employee under this Plan.

2.8    The term "Eligible Director" shall mean a person (other than an officer or employee of ELS or a Participating Employer) who has been a member of the Board for at least six full calendar months at the beginning of a Purchase Period.

2.9    The term "Eligible Employee" shall mean each officer or employee of ELS or a Participating Employer:

(a)    who is shown on the payroll records of ELS or a Participating Employer as eligible for normal employee benefits, and

(b)    who has completed at least six full calendar months of employment with ELS or a Participating Employer at the beginning of a Purchase Period.

2.10    The term "ELS" shall mean Equity LifeStyle Properties, Inc., a Maryland corporation, and any successor to ELS.

2.11    The term "OLP" shall mean MHC Operating Limited Partnership.

2.12    The term "Participant" shall mean (a) for each Purchase Period an Eligible Director or Eligible

Employee who has elected to purchase Stock in accordance with Section 4 in such Purchase Period and (b) for any period any person for whom Stock is held pending delivery under Section 7.

2.13    The term "Participating Employer" shall mean OLP and any other organization owned in whole or in part, directly or indirectly, by ELS which is designated as such by the Committee.

2.14    The term "Pay" shall mean (i) in the case of an Eligible Employee, all cash compensation paid to him or her for service to ELS or a Participating Employer including regular straight time, overtime, commissions and bonuses, but excluding draws, amounts paid as living allowance or reimbursement of expenses and other similar payments; and (ii) in the case of an Eligible Director, all retainers and meeting and other service fees paid to him or her in cash by ELS.

2.15    The term "Pay Day" shall mean the day as of which Pay is paid to an Eligible Employee.

2.16    The term "Plan" shall mean this Equity LifeStyle Properties, Inc. Non-Qualified Employee Stock Purchase Plan as amended and restated effective as of May 10, 2016 and as thereafter amended from time to time.

2.17    The term "Plan Administrator" shall mean ELS or ELS's delegate.

2.18    The term "Purchase Period" shall mean a period set by the Committee and which shall run for no more than a year. Unless changed by the Committee, the Purchase Period shall mean a period which shall begin on the first day of a calendar month and end on the last day of such calendar month.

2.19    The term "Purchase Price" for each Purchase Period shall mean 85% of the lesser of (a) the Closing Price for a share of Stock on the first day of such Purchase Period; or (b) the Closing Price for a share of Stock on the last day of such Purchase Period.

2.20    The term "Rule 16b-3" shall mean Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

2.21    The term "Stock" shall mean the $.01 par value common stock of ELS. The aggregate number of shares of Stock available under this Plan shall not exceed 2,000,000, subject to adjustment pursuant to Section 17 hereof. Shares of Stock subject to the Plan may be either authorized but unissued shares, shares now held in the treasury of ELS, or shares hereafter acquired by ELS.

2.22    The term “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3.    Administration

Except for the exercise of those powers expressly granted to the Committee to determine the Closing Price and who is a Participating Employer and to set the Purchase Period and the Purchase Price, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret the Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances, including without limitation the power to correct errors and mistakes. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Director, each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Director, Eligible Employee or Participant under this Plan.

4.    Participation

Each person who is an Eligible Director or an Eligible Employee shall be a Participant in this Plan for the related Purchase Period if he or she properly and timely makes an Election to participate in this Plan. The Eligible Employee may be required to provide such information and to take such action (in addition to the action required under Section 5) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

5.    Contributions

(a)    Election to Contribute. With the Election made under Section 4, the Participant shall specify the contributions which he or she proposes to make for the related Purchase Period. Such contributions shall be expressed as a specific dollar amount which the Participant proposes to contribute in cash, or a specific dollar amount that ELS or the Participant’s Participating Employer is authorized to deduct from his or her Pay each Pay Day, provided, however:

(1)	the minimum payroll deduction for a Participant for each Pay Day under this Plan shall be $20.00; and

(2)	the maximum contribution which a Participant may make under this Plan for any calendar year shall be $250,000; and

(3)	for contributions made in cash, the Participant shall deliver his or her check to the Human Resources Department at the time of making the Election; and

(4)	all contributions must be made with the Participant’s own funds.

(b)    Time for Making Election to Contribute. A Participant may make the Election to contribute to his her Account by payroll deductions or in cash during the four 10-day periods each year that begin immediately after the end of ELS’ “quiet period” each quarter The “quiet period” will be determined pursuant to ELS’ Policy on Securities Trading or any successor policy thereto., and the Election shall be effective for the Purchase Period that begins immediately after the Purchase Period in which the Election is made For example, if the Participant makes an Election to contribute funds or increase contributions on January 25, the Election would be effective for the February Purchase Period and any such contributed funds would be applied to purchase Stock pursuant to Section 6 on or about
March 1.. If a Participant desires to make a contribution in cash at other times, he or she may only do so after making a written request or email request to, and receiving written or email approval from, ELS’ General Counsel. If such approval is granted, the Participant must make an Election that shall be effective for the Purchase Period that begins immediately after the Purchase Period in which the Election is made2.

(c)    Withdrawals and Changes in Contributions. Except in the case of an Unforeseeable Emergency (as determined by the Plan Administrator), a Participant may not withdraw any amounts contributed to his or her Account. A Participant may make an Election to increase or reduce his or her contributions by payroll deduction during the four 10-day periods each year that begin immediately after the end of ELS’ “quiet period” each quarter1, and the Election shall be effective for the Purchase Period that begins immediately after the Purchase Period in which the Election is made2. A participant may make an Election to stop his or her contributions by payroll deduction at any time, and the Election shall be effective at the end of Purchase Period in which the Election is made. If a Participant elects to stop his or her contributions by payroll deduction, the Participant may not make an Election to re-start contributions by payroll deductions for a period of at least 30 days and then only during the four 10-day periods each year that begin immediately after the end of ELS’ “quiet period” each quarter1.

(d)    Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the Pay Day as of which the deduction is made. All cash contributions made by a Participant shall be credited to his or her Account as of the date his or her check is delivered to ELS’s Human Resources Department. All contributions made by a Participant under this Plan, whether in cash or through payroll deductions, shall be held by ELS or by such Participant's Participating Employer, as agent for ELS. All such contributions shall be held as part of the general assets of ELS and shall not be held in trust or otherwise segregated from ELS's general assets. No interest shall be paid or accrued on any such contributions. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of ELS. ELS and each Participating Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Stock made under this Plan.

(e)    Automatic Refunds. The balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Purchase Period, and the balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an employee of ELS or a Participating Employer terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. A person's status as a Participant under this Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates. Notwithstanding the foregoing, in the case of a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), such Account balance shall not be refunded until at least six months after the date of termination.

6.    Purchase of Stock

(a)    If a Participant is an Eligible Director or an Eligible Employee through the end of a Purchase Period, the balance that remains credited to his or her Account at the end of such Purchase Period, up to a maximum of $250,000 for any calendar year, automatically shall be applied to purchase Stock at the Purchase Price for such Stock for such Purchase Period. Such Stock shall be purchased on behalf of the Participant by operation of this Plan in whole shares and any cash remaining in the Participant’s Account shall be carried over to the next Purchase Period.

(b)    Except as specifically provided herein, all Eligible Employees and Eligible Directors shall have the same rights and privileges under the Plan. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances as determined by the Board in its sole discretion.

(c)    If the total number of shares of Stock to be purchased on any date in accordance with Section 6(a) exceeds the number of shares of Stock then available under the Plan (after deduction of all Stock that has been purchased under Section 6(a)), the Participating Employer shall make a pro rata allocation of the Stock remaining available in as nearly a uniform manner and as it shall determine to be equitable.

(d)    Notwithstanding anything in this Plan to the contrary, in no event shall Stock be purchased under the Plan later than March 15th of the calendar year following the calendar year in which a Purchase Period ends.

7.    Delivery

Stock purchased by a Participant under this Plan shall be held for the Participant for a period of one (1) year after the date of purchase. At the end of this one (1) year period, the Participant may make an Election directing that the Stock be credited to a brokerage account designated by the Participant or, with the Plan Administrator’s prior written approval, a stock certificate representing the shares of Stock be delivered to the Participant registered in his or her name or, if the Participant so elects and if permissible under applicable law, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. The Plan Administrator shall have the right to charge a Participant for registering Stock in the name of the Participant and any other person. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest in any shares of Stock under this Plan until they have been purchased pursuant to the terms of the Plan. Stock certificates delivered under this Plan may be subject to such stock-transfer orders and such other restrictions as the Plan Administrator may deem advisable or necessary.

8.    Designation of Beneficiary

A Participant may designate a Beneficiary (a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Purchase Period and (b) who shall receive the Stock, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Purchase Period but before either such Stock has been credited to a brokerage account designated by the Participant or the certificate representing such shares of Stock has been delivered to the Participant. The Participant may revise such designation at any time, and his or her revised designation shall be effective at such time as the Plan Administrator receives notice of the change. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his designated Beneficiary under this Section 8.

9.    Transferability and Dispositions

(a)    Neither the balance credited to a Participant's Account nor any rights to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect.

(b)    Except as provided in the next sentence, no "disposition" (as that term is defined in Section 424(c) of the Code) may be made of any Stock purchased under the Plan until the first anniversary of such purchase. Notwithstanding the foregoing, if a Participant who owns Stock subject to the foregoing restriction is determined by the Plan Administrator in its discretion to have experienced an Unforeseeable Emergency, then upon application made by the Participant, the Plan Administrator shall consent to a disposition of such Stock to the extent necessary to satisfy the serious financial need.

10.    Securities Registration

If ELS shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes any shares of Stock purchased under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, ELS shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national securities exchange at the time shares of Stock are purchased under this Plan, ELS whenever required shall make prompt application for the listing on such national securities exchange of such shares, at the expense of ELS.

11.    Compliance with Rule 16b-3

If any provision of this Plan or administrative guidelines under this Plan or any act or omission with respect to this Plan (including any act or omission by an Eligible Director or an Eligible Employee) fails to satisfy an exemptive condition under Rule 16b-3 or otherwise is inconsistent with such condition, such provision, guidelines or act or omission shall be deemed null and void.

12.    Amendment or Termination

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of ELS's shareholders to the extent such approval is required under the laws of the State of Maryland or to the extent such approval is required to meet the security holder approval requirements under any legal requirement applicable to ELS; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of ELS or such amendment is required by applicable law to be retroactive. The Board may terminate this Plan effective as of the end of any Purchase Period.

13.    Notices

All Elections and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been made when actually received in the manner specified by the Plan Administrator at the location or website, or by the person, designated by the Plan Administrator for the receipt of any such Election and other communications.

14.    Service

The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Director. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person or on an Eligible Director's status as a member of the Board. Finally, no Eligible Director or Eligible Employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Director shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.

15.    Employment Transfers

No Eligible Employee's employment shall be treated as terminated under this Plan as a result of a transfer between, or among, ELS or any other Participating Employer.

16.    Approval of Shareholders

This Plan was approved by the stockholders of Equity LifeStyle Properties, Inc. on
May 13, 1997.

17.    Changes in Capital Structure

(a)    In the event that the outstanding shares of Stock of ELS are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ELS or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board in the number of shares available under this Plan, and in the number or kind of shares as to which a right to purchase Stock of ELS under this Plan shall be exercisable, to the end that the applicable Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be consistent with Section 424(a) of the Code and shall be conclusive.

(b)    If ELS is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each right to purchase Stock of ELS under this Plan shall be assumed by the surviving or resulting corporation and each such right shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Stock subject to such right would have received in such consolidation or recapitalization.

18.    Headings, References and Construction

The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

19.    Restatement

This Plan was amended and restated in its entirety by the Board effective as of May 10, 2016.

EQUITY LIFESTYLE PROPERTIES, INC.